UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019
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GENOCEA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36289	51-0596811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor Cambridge, MA 02140 (Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (617) 876-8191
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 per value per share	GNCA	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).
Emerging Growth Company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 20, 2019, Genocea Biosciences, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 (the “Common Stock”) at a ratio of one-for-eight (the “Reverse Stock Split”) and to decrease the number of shares of Common Stock that the Company is authorized to issue from 250,000,000 shares to 85,000,000 shares (the “Authorized Shares Reduction”). Pursuant to the Certificate of Amendment, the Reverse Stock Split and the Authorized Shares Reduction will be effective at 12:01 a.m., Eastern Time, on May 22, 2019. The Company expects that upon the opening of trading on May 22, 2019, the Company’s Common Stock will begin trading on a post-split basis under the CUSIP number 372427401.

As a result of the Reverse Stock Split, every eight shares of Common Stock issued and outstanding will convert into one share of Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock are entitled to receive a full share of Common Stock.

As discussed below, on May 15, 2019, the Company’s stockholders approved a proposal to amend the Certificate of Incorporation in accordance with the Certificate of Amendment at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”). The Board of Directors of the Company previously approved and authorized the filing of the Certificate of Amendment following its approval by the stockholders.

The summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 15, 2019, the Company held its previously announced Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the four proposals as follows: (i) to elect Ms. Katrine Bosley and Mr. Michael Higgins as Class II directors, each for a three-year term (“Proposal 1”); (ii) to approve an amendment to the Company’s restated certificate of incorporation to effect a reverse stock split (“Proposal 2”); (iii) in the event the shareholders approve Proposal 2, to approve an amendment to the Company’s restated certificate of incorporation to decrease the total number of shares of common stock that the Company is authorized to issue from 250,000,000 shares to 85,000,000 shares (“Proposal 3”); and (iv) to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019 (“Proposal 4”).

The Company’s stockholders approved Proposal 1. The votes cast at the Annual Meeting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Katrine Bosley	66,327,390	885,641	27,711,738
Michael Higgins	66,328,234	884,797	27,711,738

There were no abstentions with respect to Proposal 1.

The Company stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows: 81,364,175 shares voted for, 11,194,596 shares voted against and 2,365,998 shares abstained from voting. There were 0 broker non-votes with respect to Proposal 2.

The Company stockholders approved Proposal 3. The votes cast at the Annual Meeting were as follows: 85,072,896 shares voted for, 6,482,767 shares voted against and 3,369,106 shares abstained from voting. There were 0 broker non-votes with respect to Proposal 3.

The Company stockholders approved Proposal 4. The votes cast at the Annual Meeting were as follows: 92,237,776 shares voted for, 748,718 shares voted against and 1,938,275 shares abstained from voting. There were 0 broker non-votes with respect to Proposal 4.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation of Genocea Biosciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

By:	/s/ DEREK MEISNER
Derek Meisner
Senior Vice President, General Counsel and Corporate Secretary

Date: May 21, 2019